Exhibit 1.01

3PAR INC.

Common Stock

(par value $0.001 per share)

UNDERWRITING AGREEMENT

                                , 2007

GOLDMAN, SACHS & CO.

CREDIT SUISSE SECURITIES (USA) LLC

As representatives of the several Underwriters

named in Schedule I hereto

c/o:	Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

and

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629

Ladies and Gentlemen:

3PAR Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of            shares (the “Firm Shares”) and, at the election of the Representatives (as defined below), up to            additional shares (the “Optional Shares”) of the common stock, par value $0.001 per share, of the Company (the “Stock”). The Firm Shares and the Optional Shares that the Underwriters may elect to purchase pursuant to Section 2 hereof are collectively called the “Shares.”

1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) a registration statement on Form S-1 (File No. 333-145437) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment(s) thereto, each in the form heretofore delivered to the Representatives, and, excluding exhibits thereto, to the Representatives for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act is hereinafter called a “Preliminary Prospectus;” the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement;” the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus;” such final prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act, is hereinafter called the “Prospectus;” and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b) no order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. and Credit Suisse Securities (USA) LLC (together, the “Representatives”) expressly for use therein;

(c) for the purposes of this agreement (the “Agreement”), the “Applicable Time” is            p.m. (New York City time) on the date of this Agreement. The Pricing Prospectus, when taken together with the pricing information set forth in Schedule III to this Agreement as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(d) the Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, respectively, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(e) none of the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except as otherwise set forth in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus: (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, except for any such change in the capital stock of the Company related to (1) the award of Stock options, (2) the issuance of shares of Stock upon the exercise of Stock options or warrants, (3) the repurchase of unvested restricted shares of Stock, in each case awarded, issued or repurchased, as applicable, in the ordinary course of business and pursuant to the Company’s stock plans that are described in the Pricing Prospectus (the “Stock Plans”) or (4) the conversion of preferred stock or the 1-for-2 reverse stock split, each as described in the Pricing Prospectus; or (ii) any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (each, a “Material Adverse Effect”);

(f) neither the Company nor any subsidiary of the Company owns any real property; the Company and each subsidiary of the Company have good and marketable title to all personal property owned by them (other than Intellectual Property covered in Section 1(x) hereof), in each case free and clear of all liens, encumbrances and defects, except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company or its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such real property and buildings by the Company or its subsidiaries;

(g) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus; the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification or standing, except as would not have a Material Adverse Effect; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

(h) the Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Stock contained in the Pricing Prospectus and Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(i) the unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Pricing Prospectus and Prospectus;

(j) this Agreement has been duly authorized, executed and delivered by the Company;

(k) the issue and sale of the Shares and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not: (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the certificate of incorporation or bylaws of the Company or any of its subsidiaries; or (iii) result in a violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, except, in the case of (i) and (iii) above, as would not have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws, by the National Association of Securities Dealers, Inc. (the “NASD”) or by NYSE Arca in connection with the purchase and distribution of the Shares by the Underwriters;

(l) the Agreement and Plan of Merger dated July 31, 2007, by and between the Company and 3PARdata, Inc., a California corporation and the predecessor to the Company (the “California Corporation”), with respect to the merger (the “Merger”) of the California Corporation with and into the Company (the “Merger Agreement”) has been: (i) duly authorized by all necessary action on the part of each of the Company, the stockholders of the Company, the California Corporation and the shareholders of the California Corporation; and (ii) duly executed and delivered by each of the parties to the Merger Agreement; the execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby including, without limitation, the conversion of the jurisdiction of incorporation of the Company from the State of California to the

State of Delaware and the resulting reincorporation of the Company in the State of Delaware (the “Reincorporation”), and the Merger, did not result in any violation of: (A) the provisions of the certificate of incorporation or bylaws of the Company then in effect or the articles of incorporation or bylaws of the California Corporation; or (B) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or the California Corporation or any of their respective subsidiaries or properties, except, in the case of (B), as would not have a Material Adverse Effect; no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required in connection with the Merger or the Reincorporation, except such as have been previously obtained; and the certificate of merger with respect to the Merger (the “Merger Certificate”) was filed: (1) with the Secretary of State of the State of California, such filing having been made in accordance with the laws of the State of California, including without limitation the provisions of the Corporations Code of the State of California applicable thereto; and (2) with the Secretary of State of the State of Delaware, such filing having been made in accordance with the laws of the State of Delaware, including without limitation the provisions of the Delaware General Corporation Law applicable thereto;

(m) neither the Company nor any of its subsidiaries is: (i) in violation of its certificate of incorporation or bylaws; or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of (ii) above, as would not have a Material Adverse Effect;

(n) the Company and its subsidiaries have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, except as would not have a Material Adverse Effect; no tax deficiency has been determined adversely to the Company or any of its respective subsidiaries; the Company does not have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, would have a Material Adverse Effect; and to the knowledge of the Company, the Merger constituted a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”);

(o) the statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Stock, and the statements set forth in the Pricing Prospectus and the Prospectus under the captions “Material United States Tax Considerations for Non-United States Holders” and “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(p) except as otherwise set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, except for any such proceedings as would not, individually or in the aggregate, have a Material Adverse Effect if any such proceedings were determined adversely to the Company or any of its subsidiaries; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by legal or governmental authorities or threatened by others;

(q) there are no contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed, as applicable;

(r) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(s) at the time of filing the Initial Registration Statement the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Securities Act;

(t) PricewaterhouseCoopers LLP, an independent registered public accounting firm, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder;

(u) the Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that complies with the requirements of the Exchange Act applicable to the Company and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States; and the Company’s internal control over financial reporting is effective and the Company is not aware of any material weakness in its internal control over financial reporting (it being understood that the Company is not required to comply with the reporting requirements of Section 404 of the Sarbanes Oxley Act of 2002 until the date of filing of the Annual Report on Form 10-K of the Company for its fiscal year ended March 31, 2009);

(v) since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; the Company maintains disclosure controls and procedures (as such terms are used in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(w) except as otherwise set forth in the Pricing Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement;

(x) the Company and its subsidiaries own, possess or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them (the “Intellectual Property”), except as would not have a Material Adverse Effect; except as set forth in the Pricing Prospectus, neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property which would have a Material Adverse Effect; and none of the Intellectual Property employed by the Company and its subsidiaries has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation binding on the Company or its subsidiaries, or, to the Company’s knowledge, any of their officers, directors or employees;

(y) no material labor dispute with the employees of the Company or any of its subsidiaries exists; to the knowledge of the Company, no such dispute is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors, except as would not have a Material Adverse Effect;

(z) the Company and its subsidiaries maintain insurance against such losses and risks as is, in the Company’s reasonable judgment, prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a reasonable cost;

(aa) the Company and its subsidiaries conduct their business in conformity with all applicable laws and regulations, except as would not have a Material Adverse Effect;

(bb) the audited consolidated balance sheets of the Company and its subsidiaries at March 31, 2007 and March 31, 2006, and the audited consolidated statements of operations, redeemable convertible preferred stock and stockholders’ equity (deficit) and cash flows of the Company and its subsidiaries for each of the three years in the period ended March 31, 2007, and the related notes thereto, filed as part of the Registration Statement or included in the Pricing Prospectus, present fairly, in all material respects, the financial position of the Company and its subsidiaries at March 31, 2007 and March 31, 2006, and the results of operations and cash flows of the Company and its subsidiaries for each of the three years in the period ended March 31, 2007; such audited financial statements have been prepared in conformity with accounting principles generally accepted in the U.S.; and the other financial and statistical data, if any, with respect to the Company set forth in the Pricing Prospectus are accurately presented and prepared on a basis consistent with such audited financial statements and the books and records of the Company, in each case, as of the respective dates and for the respective periods to which such information applies;

(cc) the selected consolidated statements of operations data for each of the two years in the period ended March 31, 2004, and the selected consolidated balance sheet data as of March 31, 2003, March 31, 2004, and March 31, 2005, set forth in the Prospectus set forth under the heading “Selected Consolidated Financial Data” contained therein are derived from the audited consolidated financial statements and related notes of the Company, which such audited consolidated financial statements and related notes of the Company present fairly, in all material respects, the financial position of the Company and its subsidiaries as of such dates, and for such periods, as are specified and covered therein, and have been prepared in conformity with accounting principles generally accepted in the U.S.;

(dd) except for shares of Stock issued upon the exercise of outstanding Stock options in accordance with the provisions of the Stock Plans or the exercise of outstanding warrants, as applicable, or as disclosed in the Pricing Prospectus, the Company has not issued or sold any shares of Stock during the six-month period preceding the date of the Prospectus, including without limitation any such issuance or sale pursuant to an exemption under the Securities Act or the rules and regulations of the Commission promulgated thereunder;

(ee) except as disclosed in the Pricing Prospectus, there is no contract, agreement or understanding between the Company or any subsidiary of the Company and any person that would give rise to a valid claim against the Company, any subsidiary of the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offer and sale of the Shares contemplated by this Agreement;

(ff) neither the Company nor any of its subsidiaries, nor to the Company’s knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department; and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department; and

(gg) the Company does not have any “significant subsidiaries” within the meaning of Rule 1-02(w) of Regulation S-X promulgated under the Securities Act.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $            , the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to the Underwriters, and Underwriters agree, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to Underwriters the right to purchase at their election up to            Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from each of the Representatives to the Company given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by each of the

Representatives, but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to Goldman, Sachs & Co., through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on            , 2007, or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8 hereof, will be delivered at the offices of Wilson Sonsini Goodrich & Rosati, P.C., counsel to the Company, located at 650 Page Mill Road, Palo Alto, California 94304 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) to prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act; to advise the Representatives, promptly after the Company receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and upon the request of the Representatives to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon request by the Representatives but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act;

(d) to make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission through the Electronic Data Gathering Analysis Retrieval System (“EDGAR”)), but in any event not later than 16 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158 thereunder);

(e) during the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any shares of the Stock or securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than (i) the Stock to be sold hereunder, (ii) Stock options granted or shares of Stock issued pursuant to the Stock Plans (it being understood that the shares of Stock issued by the Company to optionees exercising Stock options pursuant to the Stock Plans shall remain subject to the lock-up agreements that otherwise govern such shares of Stock), (iii) shares of Stock issued upon the exercise, conversion or exchange of warrants or other convertible or exchangeable securities or in connection with the 1-for-2 reverse stock split described in the Pricing Prospectus, or (iv) the issuance of Stock in connection with one or more acquisitions of or joint ventures with another company or pursuant to an equipment leasing arrangement or debt financing up to an aggregate of 5% of the Company’s fully diluted shares outstanding as of the date of the Pricing Prospectus plus the Shares (it being understood that the shares of Stock issued by the Company to such parties shall be subject to lock-up agreements on the same terms as the lock-up agreements referenced herein for the remainder of the Lock-Up Period)), without the prior written consent of the Representatives; provided, however, that if (i) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (ii) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless such extension is waived in writing by the Representatives; and the Company will provide the Representatives and each person subject to the Lock-Up Period pursuant to the lock-up agreements described in Section 8 with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period;

(f) during a period of three years from the effective date of the Registration Statement, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided, however, that the Company may satisfy the requirements of this Section 5(f) by making such reports or information available to the public generally on the Company’s website or EDGAR;

(g) during a period of three years from the effective date of the Registration Statement, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to the Representatives (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided, however, that the Company shall not be required to provide documents (A) that are available to the public generally on the Company’s website or EDGAR or (B) the provision of which would violate Regulation FD under the Exchange Act;

(h) to use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds;”

(i) to use its best efforts to list the Shares on            , subject to notice of issuance;

(j) to file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act;

(k) if the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act; and

(l) upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

6. (a) The Company represents to the Underwriters that it has not made and agrees with the Underwriters that, without the prior consent of the Representatives, it will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; each Underwriter represents to the Company and agrees with the Company that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute such a free writing prospectus; and any such free writing prospectus the use of which has been consented to by the Company and the Representatives, as applicable, is listed on Schedule II hereto.

(b) The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show.

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that the foregoing shall not apply to any statements or omissions made in reliance on and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (a) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (b) the cost of printing or producing any agreement among underwriters, this Agreement, any Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (c) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (d) all fees and expenses in connection with listing the Shares on            ; (e) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (f) the cost of preparing stock certificates; (g) the cost and charges of any transfer agent or registrar; (h) fifty percent (50%) of the cost of any aircraft chartered in connection with any roadshow meetings; and (i) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7. It is understood, however, that, except as provided in this Section and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives;

(b) Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to the Representatives such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to the Representatives, and covering such matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Company, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance set forth on Exhibit A hereto;

(d) on the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers LLP, an independent registered public accounting firm, shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives, to the effect set forth in Annex I hereof;

(e) (i) none of the Company or any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except as otherwise set forth in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock (other than (1) the award of Stock options, (2) the issuance of shares of Stock upon the exercise of Stock options or warrants, (3) the repurchase of unvested restricted shares of Stock, in each case awarded, issued or repurchased, as applicable, in the ordinary course of business and pursuant to the Stock Plans or (4) the conversion of preferred stock or the 1-for-2 reverse stock split, each as described in the Pricing Prospectus) or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, except as otherwise set forth in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(f) on or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the debt securities of the Company by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(g) on or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on NYSE Arca; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or, California state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h) upon delivery of notice of issuance by the Company, the Shares to be sold at such Time of Delivery shall have been duly listed on NYSE Arca;

(i) the Company shall have obtained and delivered to the Underwriters executed copies of the “lock-up” agreements from the officers and directors of the Company and the persons set forth on Annex III hereof, and relating to sales and certain other dispositions of Shares or certain other securities, substantially to the effect set forth in Annex II hereof;

(j) the Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(k) the Company shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as the Representatives may reasonably request.

9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433 (d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Securities Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that the Representatives have so arranged for the purchase of such Shares, or the Company notifies the Representatives that it has so arranged for the purchase of such Shares, the Representatives or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters named in Schedule I hereto, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly. All statements, requests, notices and agreements hereunder shall be in writing and shall be delivered or sent by mail (any such statements, requests, notices or agreements shall take effect upon receipt thereof):

(a)		if to any Underwriters, to the Representatives at:

Goldman, Sachs & Co.
85 Broad Street, 23rd Floor
New York, New York 10004
Attention: Registration Department

and:

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010-3629
Attention: LCD-IBD

with a copy to:

Latham & Watkins LLP
140 Scott Drive
Menlo Park, California 94025

	Attention:	Christopher L. Kaufman, Esq. and
Andrew S. Williamson, Esq.
	Facsimile:	(650) 463-2600
(415) 395-8095

provided, however, that (i) any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, recognized courier service or facsimile to such Underwriter at its address set forth in its Underwriters’ questionnaire, or other communication constituting such questionnaire, which address will be supplied to the Company by the Representatives upon request, and

(ii) any notice pursuant to Section 5(e) hereof, if to the Underwriters, shall be delivered or sent by mail, recognized courier service or facsimile to the Representatives at:

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
Attention: Control Room

and:

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010-3629
Attention: LCD-IBD

with a copy to:

Latham & Watkins LLP
140 Scott Drive
Menlo Park, California 94025

	Attention:	Christopher L. Kaufman, Esq. and
Andrew S. Williamson, Esq.
	Facsimile:	(650) 463-2600
(415) 395-8095

(b)		and if to the Company, to:

3PAR Inc.
4209 Technology Drive
Fremont, California 94538
Attention: General Counsel
Facsimile: (510) 413-5699

with a copy to:

Wilson Sonsini Goodrich & Rosati, Professional Corporation
650 Page Mill Road
Palo Alto, California 94304-1050

	Attention:	Robert P. Latta
Robert F. Kornegay
	Facsimile:	(650) 493-6811

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (b) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (c) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (d) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

[Intentionally Left Blank]

If the foregoing is in accordance with the understanding of the Representatives, please sign and return to the Company counterparts hereof, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this Agreement and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that acceptance by the Representatives of this Agreement on behalf of each of the Underwriters is pursuant to the authority set forth in a form of agreement among underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours,

3PAR INC.

By:
Name:
Title:

[Intentionally Left Blank]

Accepted as of the date hereof:

GOLDMAN, SACHS & CO.
CREDIT SUISSE SECURITIES (USA) LLC Acting severally on behalf of themselves and severally on behalf of the Underwriters named in SCHEDULE I hereto

GOLDMAN, SACHS & CO.

By:
(Goldman, Sachs & Co.)

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name
Title:

SCHEDULE I

Underwriter	Firm Shares	Optional Shares†
Goldman, Sachs & Co.
Credit Suisse Securities (USA) LLC
UBS Securities LLC
Thomas Weisel Partners LLC
RBC Capital Markets Corporation

Total

†	Information assumes full exercise by the Underwriters of the option to purchase the Optional Shares pursuant to Section 2 of the Agreement.

SCHEDULE II

ISSUER FREE

WRITING PROSPECTUSES

•	Electronic road show filed on www.retailroadshow.com

•	Electronic road show filed on www.netroadshow.com

SCHEDULE III

PRICING INFORMATION

Price to Public	$
Number of Firm Shares